UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

U.S. Global Investors Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TheAltmanGroup

Shareholder Services

September 12, 2008

URGENT

REG  1

REG 2

REG 3

REG 4

REG 5

REG 6

REG 7

Re:  U.S. Global Family of Funds

Dear Shareholder:

We have attempted to contact you several times regarding an important matter pertaining to your investment in one or more funds within the U.S. Global Family of Funds.

Please contact me immediately at 1-866-864-4940.  This matter is very important and will take only a moment of your time.  The Altman Group has been engaged by U.S. Global Investors, Inc. to contact you.  No personal information is required when calling.

Thank you in advance for your assistance.

Sincerely,

Jennifer Kennedy

Vice President

Shareholder Services Division

 “tag id”

The Altman Group, Inc., 60 East 42nd Street, New York, New York 10165

PLEASE CALL TODAY TOLL-FREE 1-866-864-4940 FOR AN IMPORTANT ACCOUNT MATTER

URGENT!
7900 Callaghan Road San Antonio, TX 78229
As a Shareholder of the U.S. Global Funds, your vote matters!

Please call toll free 1-866-864-4940 to vote on important fund proposals. Voting is easy and takes only 5 minutes of your time.

After careful consideration, the Board of Trustees of each U.S. Global Fund recommends that you vote FOR each proposal.

Please review the materials thoroughly and vote now by calling 1-866-864-4940. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

If you have already voted, Thank You!